Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 8, 2024 relating to the financial statements of Cadrenal Therapeutics, Inc. as of December 31, 2023 and 2022 and for the year ended December 31, 2023 and for the period from January 25, 2022 (inception) to December 31, 2022 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

March 12, 2024